UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2006

Digene Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 Clopper Road, Gaithersburg, Maryland		20878
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 944-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2006, Digene Corporation (the "Company") announced that Daryl J. Faulkner will become its President and Chief Executive Officer, and will join its Board of Directors. The effective date of such appointments is December 11, 2006. A copy of the press release announcing such appointments is attached as an exhibit to this Form 8-K.

In connection with such appointments, on November 13, 2006, the Company entered into an Employment Agreement (the "Employment Agreement") and a Change in Control Employment Agreement (the "CIC Agreement") with Mr. Faulkner. Under the Employment Agreement, Mr. Faulkner will be paid a base salary of $465,000 per year, and is eligible to participate in the Company’s FY 2007 bonus pool, with a target bonus of 55% of base salary, and a maximum bonus that could be earned in fiscal 2007 of 110% of base salary, pro-rated to his start date. He will also receive a signing equity bonus consisting of stock options to acquire 100,000 shares of the Company’s common stock with a term of seven years and a vesting schedule of 60%, 20% and 20% on the third, fourth and fifth anniversaries, respectively, of the date of grant, and a performance shares award with a value of $1,000,000, which will vest over three years and be subject to meeting designated CEO and Company-related performance objectives. Both awards will be made pursuant to the Company’s Amended and Restated Equity Incentive Plan, and will be subject to the terms of such plan.

Mr. Faulkner will also received designated relocation and temporary living reimbursement benefits including temporary living expenses, reimbursement of home sale and home purchase expenses, and other relocation-related reimbursement, including tax equalization payments. These reimbursement benefits are subject to a repayment obligation in designated circumstances.

Under the Employment Agreement, Mr. Faulkner will be entitled to receive severance payments equal to two years’ salary and defined pro rata bonus if he is terminated without cause by the Company. The Employment Agreement also contains a non-compete covenant. Under the CIC Agreement, Mr. Faulkner will be entitled to receive severance payments equal to two years’ salary and defined pro rata bonus, plus other benefits, including excise tax reimbursement, if applicable, if he is terminated without cause by the Company, or if he terminates for Good Reason, following a defined Change of Control event. The Employment Agreement and CIC Agreement will be filed by the Company as exhibits to the Company’s Form 10-Q for the period ending December 31, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated November 14, 2006, issued by Digene Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digene Corporation

November 14, 2006	By:	/s/ Vincent J. Napoleon

Name: Vincent J. Napoleon
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 14, 2006, issued by Digene Corporation